Exhibit (a)(v)

TELEFONICA DE ESPANA, S.A.

AND

CITIBANK, N.A.
As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

_________________________________

Deposit Agreement

Dated as of November 13, 1996

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Table of Contents (cont'd)

Table of Contents (cont'd)

Table of Contents (cont'd)

Page

FORM OF REVERSE RECEIPT	A-7

(11) Distributions upon Deposited Securities	A-7
(12) Record Dates	A-8
(13) Voting of Deposited Securities	A-8
(14) Changes Affecting Deposited Securities	A-9
(15) Reports; Inspection of Register	A-9
(16) Withholding	A-10
(17) Liability of the Company and the Depositary	A-10
(18) Resignation and Removal of Depositary; the Custodian	A-ll
(19) Amendment of Deposit Agreement and Receipts	A-12
(20) Termination of Deposit Agreement	A-12

EXHIBIT B

FORM OF INSTRUCTIONS TO DEPOSITARY UPON DEPOSIT OF SHARES	B-l

EXHIBIT C

FORM OF INSTRUCTIONS TO DEPOSITARY FOR WITHDRAWAL OF SHARES	C-l

EXHIBIT D

CHARGES OF THE DEPOSITARY	D-l

DEPOSIT AGREEMENT dated as of November 13, 1996 among TELEFONICA DE ESPAJNA, S.A. (formerly known as Compania Telef6nica Nacional de Espana, S.A.), a limited liability company (sociedad anonima) organized under the laws of Spain (the “Company”). CITIBANK, N.A., as depositary (the “Depositary”) and all holders from time to time of American Depositary Receipts issued hereunder.

WITNESSETH:

WHEREAS, the Company desires to provide for the deposit of shares, 500 pesetas nominal value each (the “Shares”), of the capital stock of the Company from time to time with the Depositary or the Custodian, as agent for the Depositary, and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares representing the right to receive the Shares so deposited;

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto;

NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

ARTICLE I

Definitions

SECTION 1.01. The term “American Depositary Shares” shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interests in the Deposited Securities granted to the holders of Receipts pursuant to the terms and conditions of this Deposit Agreement. Each American Depositary Share shall represent the right to receive three Shares until there shall occur a distribution upon Deposited Securities referred to in Section 4.02 or a change in Deposited Securities referred to in Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the right to receive the Deposited Securities specified in such Sections.

SECTION 1.02. The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency.

SECTION 1.03. The term “Company” shall mean Telef6nica de Espana, S.A., a limited liability company (Sociedad anonima) organized under the laws of Spain, and its successors.

SECTION 1.04. The term “Custodian” shall mean the agent or agents of the Depositary (singly or collectively, as the context requires) appointed by it to act as Custodian for the purposes of this Deposit Agreement pursuant to Section 5.05.

SECTION 1.05. The term “Delivery” shall mean, with respect to any security, either (i) the recording of transfer of such security by the entity or entities required or empowered by Spanish law or (ii) in the case of securities not subject to transfer by recordation, the delivery of a physical certificate representing such security.

SECTION 1.06. The term “Deposit Agreement” shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.07. The term “Depositary” shall mean Citibank, N.A., and any successor as depositary hereunder. The term “Depositary’s Office” shall mean the office of the Depositary for the administration of depositary receipts, which at the date of this Agreement is 111 Wall Street, New York, New York 10043.

SECTION 1.08. The term “Deposited Securities” as of any time shall mean all Shares at such time deposited under this Deposit Agreement and any and all other Shares, securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash at such time held hereunder.

SECTION 1.09. The term “Holder” shall mean the person or persons in whose name a Receipt is registered on the register maintained by the Depositary for such purpose.

SECTION 1.10. The term “New Transfer Documents” shall have the meaning set forth in Section 2.05.

SECTION 1.11. The term “Receipts” shall mean the American Depositary Receipts executed and delivered hereunder, in substantially the form of Exhibit A hereto, evidencing American Depositary Shares.

SECTION 1.12. The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended. The term “Securities Exchange Act of 1934” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.13. The term “Shares” shall mean the shares of the capital stock of the Company, which as of the date hereof have a nominal value of 500 pesetas each. References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance; provided that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid.

SECTION 1.14. The term “Transfer Documents” shall mean such document or documents, if any, that, together with Delivery of a security, effectuates the legal transfer of title of a security under Spanish law, and that provides all reference numbers necessary to determine all rights and privileges, including the right to receive all dividends and other distributions to be paid or made available to holders of such securities after such securities are deposited pursuant to this Deposit Agreement, whether or not such dividends or other distributions were declared or authorized prior to the time such securities are so deposited.

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ARTICLE II

Form of Receipts, Deposit of Shares,
Execution and Transfer of Receipts and
Withdrawal of Deposited Securities

SECTION 2.01. Form and Transferability of Receipts. (a) Form. Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A hereto, with appropriate insertions, modifications and omissions as hereinafter provided. Receipts may be issued in denominations of any number of American Depositary Shares. Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided that such signature may be a facsimile if a Receipt registrar shall have been appointed pursuant to Section 5.01 and such Receipts are countersigned by the manual signature of a duly authorized officer of the Receipt registrar or any co-registrar. Unless so executed, no Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. The Depositary shall maintain a register in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of anyone who was at any time a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts. The Receipts may, with the prior written consent of the Company (which consent shall not be unreasonably withheld), be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder or as may be required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which Receipts may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

(b) Transferability. Title to a Receipt, when properly endorsed or accompanied by properly executed instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

SECTION 2.02. Deposit of Shares. (a) Deposit with Custodian. Shares may be deposited under this Deposit Agreement by the execution of Transfer Documents in favor of the Depositary or its nominee and Delivery of such Shares and delivery of such Transfer Documents to the Custodian, together with any other documents and payments required under this Deposit Agreement, and written instructions, substantially in the form of, or to substantially the same effect as provided in, Exhibit B hereto, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such instructions a Receipt or Receipts for the number of American Depositary Shares corresponding to such deposited Shares. At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may accept Shares to be deposited under this Agreement upon execution of Transfer

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Documents in favor of the Depositary or its nominee and Delivery of such Shares and delivery of such Transfer Documents to the Depositary, together with any other documents and payments required under this Deposit Agreement, and written instructions, substantially in the form of, or to substantially the same effect as provided in, Exhibit B hereto, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such instructions a Receipt or Receipts for the number of American Depositary Shares corresponding to such deposited Shares, for the purpose of forwarding such Share certificates (if any) and Transfer Documents to the Custodian for deposit hereunder. No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental authority or body in Spain that is then performing the function of the regulation of currency exchange and the governmental authority or body in Spain that is then performing the function of monitoring the level of foreign ownership of the Shares. Neither the Depositary nor the Custodian shall (i) accept for deposit a number of Shares that would result in the issuance of a fractional American Depositary Share or (ii) accept for deposit any Shares that would require that an American Depositary Share represent the right to receive underlying Shares having different rights to distributions.

(b) Assignment and Proxy. If required by the Depositary, shares presented for deposit at any time, whether or not any register of shareholders of the Company is closed, shall also be accompanied by (1) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian or its nominee of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the shares are or have been recorded may thereafter receive upon or in respect of such Deposited shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (2) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Custodian, or its nominee.

(b) Holding. Deposited Securities shall be held by the Depositary or the Custodian for the account and to the order of the Depositary at such place or places as the Depositary shall determine with the approval of the Company. Neither the Depositary nor the Custodian shall lend Deposited Securities.

SECTION 2.03. Execution and Delivery of Receipts. After the deposit of any Shares pursuant to Section 2.02, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall execute and deliver at the Depositary’s Office to or upon the order of the person or persons named in the instructions delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, with rights to distributions corresponding to

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the rights to distributions of their respective underlying Shares, and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled. Any Receipt issued by the Depositary shall represent only American Depositary Shares that have identical rights to distributions. If a person presents Shares for deposit that, by reason of their date of issuance or otherwise, are entitled to different rights to distributions, the Depositary shall deliver a separate Receipt to correspond to each such category of rights to distributions.

SECTION 2.04. Transfer, Combination and Split-up of Receipts. The Depositary, subject to this Deposit Agreement, shall register transfers of Receipts in the Receipt register from time to time upon any surrender of a Receipt at any of its designated transfer offices by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares and the same rights to distributions with respect thereto as those evidenced by the Receipts surrendered. The Depositary, subject to this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares and the same rights to distributions with respect thereto as those evidenced by the Receipt or Receipts surrendered.

SECTION 2.05. Withdrawal of Deposited Securities. Upon surrender of a Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), at the Depositary’s Office or at such other offices as it may designate, together with the Holder’s written instructions, substantially in the form, or to substantially the same effect as provided in, Exhibit C hereto, directing the Depositary to cause the Deposited Securities the right to receive which is represented by the American Depositary Shares evidenced by such Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such instructions, the Depositary shall request the execution of new Transfer Documents to or upon the written order of the person or persons designated in such instructions (“New Transfer Documents”), and shall direct the Custodian to make Delivery without unreasonable delay, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such instructions, of the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, together with the New Transfer Documents, and the Custodian shall so make Delivery of such Deposited Securities and delivery of such New Transfer Documents at the office of the Custodian or at the Depositary’s Office, as the Holder requests, except that the Depositary may, in its discretion, at the request, risk and expense of the Holder make Delivery of such Deposited Securities and delivery of such New Transfer Documents, without unreasonable delay to such person or persons at any other place requested by the Holder in such instructions. The holder shall specify whether Delivery of Deposited Securities should be effected through (i) the recording of the transfer of such security by the entity or entities duly approved by Spanish law or (ii) the delivery of a

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physical certificate representing such Deposited Securities. Instructions of the Holder shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission. Notwithstanding any provision of this Deposit Agreement or the receipts, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction IA(1) to Form F-6 under the Securities Act of 1933.

SECTION 2.06. Limitations on Execution and Delivery and Transfer of Receipts and Withdrawal of Deposited Securities. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution therein or the withdrawal of any Deposited Securities, the Depositary or the Custodian may, and upon instructions of the Company shall, require of the Holder, the presentor of the Receipt or the depositor of Shares: (a) payment of a sum sufficient to pay or reimburse any of them for payment of any of the following (unless payable by the Company as set forth in Exhibit D hereto): (i) any stock transfer or other tax (including, but not limited to, any Spanish income tax) or other governmental charge with respect thereto, (ii) any stock transfer or registration fees for the registration of Shares or other Deposited Securities upon any applicable register or brokerage fees applied by the Spanish stock exchanges or the relevant member of such stock exchanges acting as a broker-dealer or any other person authorized under Spanish law to act in a similar capacity and (iii) any charges of the Depositary upon delivery of Receipts against deposits or Shares and upon withdrawal of Deposited Securities against surrender of Receipts set forth in Exhibit D hereto; (b) the production of proof satisfactory to either the Depositary or the Custodian, as the case may be, as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01; (c) delivery of any forms required by Spanish law or custom in connection with Delivery of Deposited Securities or with the execution or delivery of transfer Documents; and (d) compliance with such reasonable regulations, requirements or conditions, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or the withdrawal of Deposited Securities may be suspended, in particular instances or generally, when the Receipt register or any register for Shares or other Deposited Securities is closed, or at any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Company for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, any meeting of Shareholders or any payment of dividends. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States. The Depositary may issue Receipts against rights to receive Shares from the Company or any registrar, transfer agent, clearing agency or other entity recording Share ownership or

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transactions. The Depositary may issue Receipts against other rights to receive Shares (a “pre-release”) only if (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (y) the applicant for such Receipts represents in writing that it owns such Shares, has assigned all beneficial right, title and interest in such Shares to the Depositary and shall not dispose of such Shares other than in satisfaction of the pre-release (no other evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 20% of Shares actually deposited. Such collateral, but not the earnings thereon, shall be held for the benefit of Holders. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights including without limitation earnings on the collateral securing such other rights.

SECTION 2.07. Substitution of Receipts. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser, upon the Holder thereof (i) filing with the Depositary (a) a request for such execution and delivery and (b) a sufficient indemnity bond and (ii) satisfying any other reasonable requirements imposed by the Depositary, including, without limitation, providing evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, the authenticity thereof and the Holder’s ownership thereof.

SECTION 2.08. Cancellation and Destruction of Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

ARTICLE III

Certain Obligations of Holders

SECTION 3.01. Information. Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof as to citizenship, residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations, all applicable provisions of or governing Deposited Securities and the terms of this Deposit Agreement, or other information, and to execute and deliver to the Depositary or the Custodian such certificates, including such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or any distribution on or withdrawal of any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until the foregoing is accomplished to the Company’s and the Depositary’s reasonable satisfaction.

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SECTION 3.02. Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian, the Depositary or the Company with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, including any taxes payable on transfer, such tax or other governmental charge shall be payable by the Holder of such Receipt, who shall pay the amount thereof to the Depositary. The Depositary may, and upon instructions from the Company shall, (i) refuse to effect any registration of transfer of such Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, or (ii) withhold or deduct from any distributions on such Deposited Securities or sell for the account of the Holder thereof any part or all of such Deposited Securities (after attempting by reasonable means to notify such Holder prior to such sale), and apply, after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

SECTION 3.03. Warranties on Deposit of Shares. Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and the execution and delivery of Receipts therefor.

ARTICLE IV

Deposited Securities

SECTION 4.01. Cash Distributions. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into U.S. dollars pursuant to Section 4.05 and after fixing a record date in respect thereof pursuant to Section 4.06, subject to this Deposit Agreement, promptly distribute the amount thus received to the Holders on such record date of Receipts evidencing American Depositary Shares representing the right to receive such Deposited Securities, in proportion to the number of American Depositary Shares representing the right to receive such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) withheld or requested to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of taxes or other governmental charges, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars pursuant to Section 4.05. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest therein) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

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SECTION 4.02. Share Distributions. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, or if the Company so requests, the Depositary shall, subject to this Deposit Agreement, distribute to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing the right to receive such Deposited Securities, in proportion to the number of American Depositary Shares representing the right to receive such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds of such sale to the Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the right to receive its proportionate interest in the additional Shares so distributed upon such Deposited Securities. The Depositary may withhold any distribution of Receipts under this Section 4.02 to Holders having an address in the United States until the Company furnishes to the Depositary (a) evidence that a registration statement under the Securities Act of 1933 covering such Receipts and related Shares is in effect or (b) an opinion of counsel for the Company in the United States satisfactory to the Depositary to the effect that such distribution does not require registration under the Securities Act of 1933; provided that the Company shall not be obliged to so register, furnish such evidence or furnish such opinion.

SECTION 4.03. Rights Distributions. If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders or in disposing of such rights and distributing the net proceeds thereof as in the case of a distribution received in cash pursuant to Section 4.01; provided that the Depositary shall, if requested by the Company, subject to this Deposit Agreement take action is follows: (a) if at the time of the offering of any such rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute such warrants or other instruments therefor in such form as it may determine to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or (b) if at the time of any such offering of any such rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall sell such rights or such warrants or other instruments on a stock exchange on which such rights are listed or over-the-counter market on which such rights are traded (or, with the written approval of the Company, at private sale), at such place or places and

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upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01. The Depositary will not offer such rights to Holders having an address in the United States, unless the Company furnishes to the Depositary (x) evidence that a registration statement under the Securities Act of 1933 covering such offering is in effect or (y) an opinion of counsel for the Company in the United States satisfactory to the Depositary to the effect that such offering does not require registration under the Securities Act of 1933; provided that (i) if such rights are not offered to the Holders, the Depositary shall sell such rights and distribute the proceeds of such sale as specified in clause (b) of the first sentence of this Section 4.03 and (ii) the Company shall not be obligated to so register, furnish such evidence or furnish such opinion. The Holders atone shall be responsible for payment of any taxes or other governmental charges due as a result of sales or transfers pursuant to this section 4.03.

SECTION 4.04. Other Distributions. Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, subject to this Deposit Agreement, the Depositary shall cause such securities or property to be distributed to the Holders on a record date fixed pursuant to Section 4.06 of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any tax withholding or securities laws requirement) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale in any manner that may be commercially reasonable) of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders entitled thereto of the net proceeds of any such sale as in the case of a distribution received in cash pursuant to Section 4.01; provided further that if any securities to be sold pursuant to the preceding clause are listed on a stock exchange or are traded on a over-the-counter market, such securities shall be sold on such a stock exchange or over-the-counter market. The Holders alone shall be responsible for payment of any taxes or other governmental charges due as a result of sales or transfers pursuant to this Section 4.04.

SECTION 4.05. Conversion of Foreign, Currency. Whenever the Depositary or the Custodian shall receive foreign currency, as a cash dividend or other distribution or as the net proceeds from the sale of securities, property or rights, which, in the judgment of the Depositary can then be converted on a reasonable basis into U.S. dollars which can then be transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars and shall transfer the resulting U.S. dollars (after deduction of its customary charges and expenses in effecting such conversion) to

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the United States. Such U.S. dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable. If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval of license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary shall, in its discretion but subject to applicable laws and regulations, either distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or hold such foreign currency, without liability for interest therein, for the respective accounts of, the Holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some but not all of the Holders entitled thereto, the Depositary may in it discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective account of, the Holders entitled thereto for whom such conversion and distribution is not practicable.

SECTION 4.06. Fixing of Record Date. Whenever any distribution is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, if practicable, fix, and shall notify the Company of, a record date for the determination of the Holders of Receipts evidencing the American Depositary Shares representing such Deposited Securities who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter. Subject to this Deposit Agreement, only such Holders at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act in respect of any such other matter.

SECTION 4.07. Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of Holders of Shares or other Deposited Securities, the Depositary shall mail to the Holders a notice containing (a) such information as is contained in such notice, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders’ Receipts, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or

11

be deemed given in accordance with the last sentence of this Section if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Board of Directors of the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts in accordance with any instructions set forth in such request. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Board of Directors of the Company to vote such Deposited Securities; provided that (i) no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Board of Directors of the Company informs the Depositary (and the Board of Directors of the Company agrees to provide such information promptly in writing) that (x) the Board of Directors of the Company does not wish such proxy given, (y) substantial opposition exists or (z) materially affects the rights of holders of Shares, and (ii) such discretionary proxy shall be given only if such notice to Holders indicated, to the extent practicable, the manner in which such designated person will vote such proxy.

SECTION 4.08. Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of. Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the Receipts shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, subject to this Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

SECTION 4.09. Withholding. In connection with any distribution on the Shares, the Company will remit to the appropriate governmental authority or agency all amounts (if any) that in its sole judgement it believes are required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit, on advice of the Company, to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing and so withheld to such authority or agency by

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the Depositary or the Custodian. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file but shall not be obliged to so file, any such reports necessary to obtain benefits under any applicable tax treaties for Holders. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary in its discretion estimates is necessary and practicable to pay such taxes, by. public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto as in the case of a distribution pursuant to Section 4.01, 4.02, 4.03 or 4.04.

ARTICLE V

The Depositary and the Company

SECTION 5.01. Maintenance of Depositary’s Office and Register; Certain Agents of the Depositary: Lists of Holders. (a) Depositary’s Office. The Depositary shall maintain at its transfer office in the Borough of Manhattan, The City of New York, facilities for the delivery and surrender of Shares, the execution and delivery, registration, registration of transfer, combination and split-up of Receipts and the withdrawal of Deposited Securities, all in accordance with the provisions of this Deposit Agreement.

(b)          The Register. The Depositary shall keep at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and transfers of Receipts that at all reasonable times shall be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts. The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, and shall close the register when so requested by the Company; provided that the register shall be open at all reasonable times for inspection by the Company.

(c)          Receipt Registrars and Co-Transfer Agents. The Depositary shall act as Receipt registrar or, upon the written request or with the written approval of the Company, appoint a Receipt registrar or one or more co-registrars to register Receipts and transfers, combinations and split-ups of Receipts and to countersign Receipts in accordance with any requirements of the New York Stock Exchange, or of any other stock exchange in the United States where the Receipts or the American Depositary Shares are listed, and with the terms of any such appointment. Such Receipt registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the written request or with the written approval of the Company. The Depositary, upon the written request or with the

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written approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the written request or with the written approval of the Company. Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.01 (other than Citibank, N.A.) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

(d)            Lists of Holders. At the expense of the Company, the Company shall have the right to inspect transfer and registration records of the Depositary, take copies thereof and require the Depositary, the Receipt registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may request. The Depositary shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of American Depositary Shares by all Holders as of a recent date.

SECTION 5.02. Prevention or Delay in Performance. Neither the Depositary, its agents nor the Company or its agents shall incur any liability if, by reason of any present or future law, act of God, war or other circumstances beyond its control or, in the case of the Depositary and its agents, any provision of the Company’s Bylaws or of the securities deposited pursuant to the Deposit Agreement, the Depositary, its agents, the Company or its agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of this Deposit Agreement, the Company’s Bylaws or the Deposited Securities it is provided shall be done or performed, or the Depositary or the Company shall be obliged to do or perform any act or thing which is inconsistent with the provisions of this Deposit Agreement; nor shall the Depositary, its agents or the Company incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

SECTION 5.03. Obligations Limited. The Company assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence or bad faith. Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence or bad faith. Without limitation of the preceding sentence, none of the Depositary, its agents or the Company shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding on behalf of the Holders in respect of any Deposited Securities or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person

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believed by it to be competent to give such advice or information. Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts; provided that the only obligation of the Company to the Depositary or its agents with respect to such activities shall be those owed to holders of such securities generally. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04. Resignation and Removal of the Depositary: Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as hereinafter provided. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. If the Company shall have used its best efforts to appoint a successor depositary it shall have no liability to the Holders for any failure to appoint such a successor. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder and such evidence of establishment of any arrangements reasonably required by the Company to ensure such successor will be able to carry out its obligations under this Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders. Any such successor depositary shall promptly mail notice of its appointment to the Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05. The Custodian. The Depositary, upon the written request or with the written approval of the Company, may from time to time appoint one or more agents to act for it as Custodian thereunder. The Depositary has initially appointed Banco Bilbao Vizcaya (BBV) located at Plaza San Nicolas, 4 Bilbao, Banco Exterior de Espana located at Carrera de San Jeronimo, 36, 28014 Madrid, S.A., Caja de Ahorros y Pensiones de Barcelona located at Av. Diagonal, 621-629, 08028 Barcelona and Citibank, N.A. located at Sucursal en Espana. J. Ortega y Gasset, 29, 28006 Madrid as Custodians and agents of the Depositary for the purpose of this Deposit Agreement. Each Custodian so appointed (other than Citibank, N.A.) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof. Any Custodian in acting hereunder shall be subject at all times and in all respects to

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the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. The Depositary may, and upon instructions from the Company shall, discharge the Custodian at any time upon notice to the Custodian being discharged. The Depositary, after such discharge or receipt of such notice of resignation, may, upon the request or with the approval of the Company (which approval shall not be unreasonably withheld), appoint a substitute custodian, which shall thereafter be the Custodian hereunder; provided that all Custodians appointed hereunder (except Citibank, N.A.) shall be members of the national clearing system of Spain; provided further that there shall always be at least one Custodian who is a member of such Spanish clearing system. Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary. The Depositary shall give notice in writing to the Holders of the name and location of the appointment of any Custodian. Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith, become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.06. Notices and Reports to Holders. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, the Company shall transmit to the Custodian a written English language version of the notice hereof in the form given or to be given, by publication or otherwise, to holders of Shares or other Deposited Securities. The Depositary will, at the Company’s expense, arrange for the prompt transmittal by the Custodian to the Depositary of such notices and of English language versions of any reports and other communications that are made generally available by the Company to holders of its Shares or other Deposited Securities and arrange for the mailing, at the Company’s expense, of copies thereof to all Holders, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement. The Company has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy in English of such provisions as so amended or changed. The Depositary may relay upon such copy for all purposes of this Agreement. The Depositary will, at the expense of the Company, make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices.

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SECTION 5.07. Issuance of Additional Shares, etc. Neither the Company nor any company controlling, controlled by or under common control with the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares, or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, except under circumstances complying all respects with the Securities Act of 1933. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with securities laws in the United States.

SECTION 5.08. Indemnification. The Company shall indemnify, defend and save harmless the Depositary for acts of the Depositary, the Custodian and the Receipt registrar (the “indemnified persons”) against any loss, liability or expense (including fees and expenses of counsel) that may arise (a) out of acts performed or omitted in accordance with this Deposit Agreement and the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by any indemnified person, except to the extent such loss, liability or expense is due to negligence or bad faith of such indemnified person, or (ii) by the Company or any of its agents, (b) out of or in connection with any offer or sale to the public of the American Depositary Shares evidenced by Receipts or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense is due to information (or omissions from such information) relating to such indemnified person, furnished in writing to the Company by such indemnified person expressly for use in a registration statement under the Securities Act of 1933 or (c) out of or in connection with any tax levied or asserted by the Kingdom of Spain on the Depositary (other than tax on the Depositary’s overall net income) as a result of performing its required functions as Depositary hereunder, which shall not operate to relieve any Holder of any liability it may have with respect thereto. The Depositary agrees to indemnify the Company and hold it harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary, the Custodian or Receipt registrar due to their negligence of bad faith, provided that the Depositary will only indemnify the Custodian or Receipt registrar if such Custodian or Receipt registrar is Citibank, N.A. The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

SECTION 5.09. Charges of Depositary. The Company agrees to pay all charges and expenses of the Depositary and those of any Receipt registrar, co-transfer agent and co-registrar and any other agent of the Depositary appointed under this Deposit Agreement (except those of the Custodian which are for the sole account of the Depositary) that are shown in Exhibit D hereto, which is hereby incorporated herein, to be payable by the Company, notwithstanding the termination of this Deposit Agreement or the succession or substitution of any such person. Any other charges and expenses of the Depositary and its agents hereunder not otherwise provided for herein will be paid by the Company upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for such charges and expenses to the Company once every three months.

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SECTION 5.10. Statutory Reports. The Depositary shall make available for inspection by Holders at the Depositary’s Office and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary or the Custodian pursuant to this Deposit Agreement and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary shall also furnish to the Commission, with a copy to the Company, semiannually, beginning on or before six months after the effective date of any registration statement filed with the Commission under the Securities Act of 1933 relating to the Receipts: (a) the following information in tabular form, (i) the number of American Depositary Shares evidenced by Receipts issued during the period covered by the report; (ii) the number of American Depositary Shares evidenced by Receipts retired during the period covered by the report; (iii) the total amount of American Depositary Shares evidenced by Receipts remaining outstanding at the end of the six-month period, (iv) the total number of Holders at the end of the six-month period; and (b) the name of each dealer known to the Depositary depositing Shares against issuance of Receipts during the period covered by the report. In connection with any registration statement relating to the Receipts, the Company and the Depositary shall each furnish to the other the name of each such dealer known to it who (1) has deposited Shares against the issuance of Receipts within the six months prior to filing such registration statement, (2) proposes to deposit Shares against the issuance of Receipts (as to each such person indicating the number of Shares proposed to be deposited to the extent known), or (3) assisted or participated in the creation of any plan for the issuance of Receipts or the selection of Shares to be deposited.

SECTION 5.11. Available Information to the Commission. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

ARTICLE VI

Amendment and Termination

SECTION 6.01. Amendment. The Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect. Any amendment that shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs, and expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of three months after such notice shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

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SECTION 6.02. Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by giving notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate this Deposit Agreement, upon the notice set forth in the preceding sentence of this Section 6.02, at any time after 90 days after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.04 before the end of such 90 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under this Deposit Agreement, except to advise Holders of such termination, to receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash as provided in this Deposit Agreement) and to deliver Deposited Securities in exchange for Receipts surrendered to the Depositary. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and may thereafter (so long as it may lawfully do so) hold the net proceeds of any such sale, together with any other cash then held by It hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Receipts and this Deposit Agreement, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and its agents under Sections 5.08 and 5.09.

ARTICLE VII

Miscellaneous

SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

SECTION 7.02. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

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SECTION 7.04. Holders as Parties: Binding Effect. The Holders and owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.05. Notices, (a) To the Company. Any and all notices to be given to the Company shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, Telefonica de Espana, S.A., Gran Via 28, 28013 Madrid, Spain, Attention: Subdireccion General-Finanzas y Control or any other address which the Company may specify in writing to the Depositary.

(b)      To the Depositary. Any and all notices to be given to the Depositary shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to Citibank, N.A., 111 Wall Street, New York, New York 10043, Attention: ADR Department, which is the location of the Depositary’s Office on the date of this Deposit Agreement, or any other address which the Depositary may specify in writing to the Company.

(c)      To the Holders. Any and all notices to be given to any Holder shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

(d)      General. Notice given as aforesaid, (i) to the Company or the Depositary, shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex or facsimile transmission, shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box. The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

SECTION 7.06. Governing Law. This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

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IN WITNESS WHEREOF. TELEFONICA DE ESPANA, S.A. and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set form and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

TELEFONICA DE ESPANA, S.A.

By:
Title:

CITIBANK, N.A.

By:	/s/ Nancy Lissemore
Title: Vice President

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EXHIBIT A
TO
DEPOSIT AGREEMENT

[FORM OF DIVIDEND LEGEND TO BE USED ON CERTAIN RECEIPTS]

[This Receipt evidences the right to receive shares that were issued as of
________________, and that are entitled to reduced dividends with respect to dividend payment for fiscal year 19 _. The Holder of this Receipt will be entitled to dividends only in proportion to the time during which such Shares were outstanding in fiscal year 19__. The Holder of this receipt will be entitled to full dividend rights beginning with dividends paid with respect to the fiscal year 19 __.]

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPTS

evidencing

AMERICAN DEPOSITARY SHARES

representing the right to receive

SHARES OF CAPITAL STOCK OF 500 PESETAS NOMINAL VALUE EACH, OF
TELEFONICA DE ESPANA. S.A.

(Incorporated under the laws of Spain)

No. ____________________

CITIBANK, N.A., incorporated under the laws of the State of New York, as depositary (the “Depositary”), hereby certifies that __________________ is the owner of ____________  American Depositary Shares (“American Depositary Shares”), representing the right to receive deposited Shares of capital stock of Telefonica de Espana, S.A. of 500 pesetas nominal value each (“Shares”), or evidence of rights to receive such Shares of Telef6nica de Espana, S.A., a limited liability company (sociedad anonima) organized under the laws of Spain (the “Company”). At the date hereof, each American Depositary Share represents the right to receive three Shares deposited under the Deposit Agreement (hereinafter defined) with the Custodian (as defined in the Deposit Agreement).

(1)          The Deposit Agreement. This American Depositary Receipt is one of the receipts (the “Receipts”) executed and delivered pursuant to the Deposit Agreement dated as of November 13, 1996 (as amended from time to time, the “Deposit Agreement”) by and among the Company, the Depositary and all registered holders (“Holders”) from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the “Deposited Securities”). Copies of the Deposit Agreement and of the Company’s provisions of or governing Deposited Securities are on file at the Depositary’s Office, the office of the Custodian and at any other designated transfer offices. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof. The Depositary makes no representations or warranty as to the validity or worth of the Deposited Securities.

(2)          Withdrawal of Deposited Securities. Upon surrender of this Receipt and payment of the fee of the Depositary provided for in paragraph (7) of this Receipt at the Depositary’s Office or at such other offices as it may designate, subject to the Deposit Agreement and the provisions of or governing the Deposited Securities, the Holders hereof are entitled to the Delivery of such Deposited Securities and the delivery of Transfer Documents with respect to such Deposited Securities at the time represented by this Receipt, in each case in the name of such Holder or upon such Holder’s order. Such Delivery and delivery, respectively, shall be at the office of the Custodian. For purposes of this Receipt, the term “Delivery” shall mean, with respect to any security, either (i) the recording of transfer of such security by the entity or entities required or empowered by Spanish law or (ii) in the case of securities not subject to transfer by recordation, the delivery of a physical certificate representing such security, and the term “Transfer Documents” shall mean such document or documents, if any, that, together with Delivery of a security, effectuates the legal transfer of title of a security under Spanish law, and that provides all reference numbers necessary to determine all rights and privileges, including the right to receive all dividends and other distributions to be paid or made available to holders of such securities after such securities are deposited pursuant to the Deposit Agreement, whether or not such dividends or other distributions were declared or authorized prior to the time such securities are so deposited. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Transfer Documents and make such Delivery at the Depositary’s Office or at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the Depositary may restrict withdrawals of Deposited Securities only for the reasons set forth in General Instruction IA(1) to Form F-6 under the Securities Act of 1933, as amended.

(3)          Transfers, Split-ups and Combinations. This Receipt is transferable on the register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares and the same rights to distributions with respect thereto as those evidenced by the Receipt or Receipts surrendered.

(4)          Certain Limitations. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution therein or the withdrawal of any Deposited Securities, the Depositary or the Custodian may, and upon instructions of the Company shall, require of the Holder, the presenter of the Receipt or the depositor of Shares: (a) payment of a sum sufficient to pay or reimburse any of them for payment of any of the following.(unless payable by the Company as set forth in the Deposit Agreement): (i) any stock transfer or other tax (including, but not limited to, any Spanish income tax) or other governmental charge with respect thereto, (ii) any stock transfer or registration fees for the registration of Shares or other Deposited Securities upon any applicable register or brokerage fees applied by the Spanish stock exchanges or the relevant member of such stock exchanges acting as a broker-dealer or any other person authorized under Spanish law to act in a similar capacity and (iii) any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts that are set forth in Exhibit D to the Deposit Agreement; (b) the production of proof satisfactory to either the Depositary or the Custodian, as the case may be, as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01 of the Deposit Agreement; (c) delivery of any forms required by Spanish law or custom in connection with Delivery of Deposited Securities or with the execution or delivery of Transfer Documents; and (d) compliance with such reasonable regulations, requirements or conditions, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or the withdrawal of Deposited Securities may be suspended, in particular instances or generally, when the Receipt register or any register for Shares or other Deposited Securities is closed, or at any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Company for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, any meeting of shareholders or any payment of dividends. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares. The

Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States. The Depositary may issue Receipts against rights to receive Shares from the Company or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions. The Depositary may issue Receipts against other rights to receive shares (a “pre-release”) only if (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (y) the applicant for such Receipts represents in writing that it owns such Shares, has assigned all beneficial right, title and interest in such Shares other than in satisfaction of the pre-release (no other evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 20% of Shares actually deposited. Such collateral, but not the earnings therein, shall be held for the benefit of Holders. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights including without limitation earnings on the collateral securing such other rights.

(5)             Liability of Holder for Taxes. If any tax or other governmental charge, including any tax payable on transfer, shall become payable by or on behalf of the Custodian, the Depositary or the Company with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary. The Depositary may, and upon instructions from the Company shall, (i) refuse to effect any registration of transfer of this Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, or (ii) withhold or deduct from any distributions on such Deposited Securities or sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and, after deduction for its reasonable expenses incurred in connection therewith, apply the net proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

(6)             Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

(7)            Charges of Depositary. The Depositary will charge each person to whom Receipts are delivered against deposits of Shares, and each person surrendering Receipts for withdrawal of Deposited Securities, U.S. $5.00 for each 100 American Depositary Shares (or portion thereof) evidenced by the Receipts delivered or surrendered. Except as otherwise agreed in writing, the Company will pay all other charges and reasonable expenses of the Depositary and those of any Receipt registrar, except (i) stock transfer or other taxes (including Spanish income taxes) and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders) (there being no such fees payable by such persons or Holders in respect of the shares as of the date of the Deposit Agreement), (iii) transfer, brokerage or registration fees for the registration of transfers of Shares and other Deposited Securities on any applicable register in the name of the Depositary in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with any withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities), and (iv) customary expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).

(8)          Title to Receipts. Title to this Receipt, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

(9)          Validity of Receipts. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or, if a Receipt registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of such registrar or any co-registrar.

(10)             Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission and located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

Dated:

CITIBANK, N.A., as Depositary

By:___________________
(Title)

As of the date of the Deposit Agreement, the address of the Depositary’s Office is 111 Wall Street, New York, New York 10043.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS OF THE DEPOSIT AGREEMENT

(11)   Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, promptly distribute the amount thus received, by checks drawn on a bank in the City of New York, to the Holders on the record date set by .the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) withheld or requested to be withheld by the Company, the Custodian or the Depositary on account of taxes or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into U.S. dollars (after deduction of the Depositary’s charges and expenses in effecting such conversion) before distribution to Holders. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of Shares, the Depositary may, or if the Company so requests, the Depositary shall, subject to the Deposit Agreement, distribute to the Holders on a record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in the case of any distribution, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution received in cash. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities. If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants on a stock exchange on which such rights are listed or over-the-counter market on which such rights are traded (or, with the written approval of the Company, at private sale), at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a distribution received in cash. The Depositary will distribute to Holders on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided that if in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided further that if any securities to be sold pursuant to the preceding clause are listed on a stock exchange or traded on a over-the-counter market, such securities shall be sold on such a stock exchange or over-the-counter market. The Holders alone shall be responsible for payment of any taxes due as a result of sales pursuant to the preceding two sentences. The Depositary need not distribute securities, Receipts or rights unless the Company furnishes certain evidence or opinions in respect of United States securities laws (which the Company has no obligation to do).

(12)          Record Dates. Whenever any distribution is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix, and shall notify the Company of, a record date for the determination of the Holders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or act in respect of such other matter, subject to the provisions of the Deposit Agreement.

(13)          Voting of Deposited Securities. As soon as practicable after receipt of notice in English of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary will mail to the Holders a notice containing (a) such information as is contained in such notice, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders’ Receipts and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the Company. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Board of Directors of the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts in accordance with any instructions set forth in such request. The Depositary will not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts on or before the date established by the Depositary for such purpose, the Depositary will deem such holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Board of Directors of the company with respect to such Deposited Securities and the Depositary will give a discretionary proxy to a person designated by the Board of Directors of the Company to vote such Deposited Securities, provided that (i) no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Board of Directors of the Company informs the Depositary (and the Board of Directors of the Company agrees to so inform promptly in writing) that (x) the Board of Directors of the Company does not wish such proxy given, (y) substantial opposition exists or (z) materially affects the rights of holders of Shares and (ii) such discretionary proxy shall be given only if such notice to Holders indicated, to the extent practicable, the manner in which such designated person will vote such proxy.

(14)          Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.

(15)          Reports: Inspection of Register. The Depositary will make available for inspection by Holders at the Depositary’s Office and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary or the Custodian pursuant to the Deposit Agreement and (b) made generally available to the holders of Deposited

Securities by the Company. The Depositary will also mail or make available to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will arrange for the prompt transmittal of the English language version received by it or the Custodian from the Company of any notice of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such Holders, or of the taking of any action by such Holders other than at a meeting. The Depositary will keep, at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(16)          Withholding. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) that in its sole judgment it believes are required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit, on advice of the Company, to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency and so withheld by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto: provided that if any securities to be sold pursuant to the preceding clause are listed on a stock exchange or traded on an over-the-counter market, such securities shall be sold on such stock exchange or over-the-counter market.

(17)          Liability of the Company and the Depositary. Neither the Depositary, or its agents, nor the Company or its agents shall incur any liability if, by reason of any present or future law, act of God, war or other circumstance beyond its control, or, in the case of the Depositary and its agents, any provision of the Company’s By-laws or of the securities deposited pursuant to the Deposit Agreement, the Depositary or its agents or the Company or its agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposited Agreement, the Company’s By-laws or the Deposited Securities it is provided shall be done or performed, or the Depositary or the Company shall be obliged to do or perform any act or thing which is inconsistent with the provisions of the Deposit Agreement. Each of the Company, the Depositary and its agents assume no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith. Neither the Depositary, its agents nor the Company will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding on behalf of Holders in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required or (b) liability for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts; provided that the only obligations of the Company to the Depositary or its agents with respect to such activities shall be those owed to holders of such securities generally. The Company has agreed to indemnify the Depositary, the Custodian, any Receipt registrar, co-transfer agent, co-registrar or other agent of the Depositary (the “Indemnified Persons”) against any loss, liability or expense (including fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with the Deposit Agreement and the Receipts, (i) by any Indemnified Person, except to the extent that any such loss, liability or expense is due to the negligence or bad faith of such Indemnified Person, or (ii) by the Company or any of its agents, or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or any other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof (except to the extent such loss, liability or expense arises out of the information (or omissions from such information) relating to such Indemnified Person, furnished in writing to the Company by such Indemnified Person expressly for use in a registration statement under the Securities Act of 1933), or (c) out of or in connection with any withholding or payment of any tax levied or asserted by the Kingdom of Spain on the Depositary (other than a tax on the Depositary’s overall net income) as a result of performing its required functions as Depositary under the Deposit Agreement, which shall not operate to relieve any Holder of any liability it may have with respect thereto. Each Indemnified Person shall indemnify, defend and save harmless the Company against any loss, liability or expense incurred by the Company in connection with the Deposit Agreement and the Receipts due to the negligence or bad faith of such Indemnified Person.

(18)   Registration and Removal of Depositary: the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company or be removed by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. The Depositary, upon written request or written approval of the Company, may at any time appoint substitute or additional Custodians and the term Custodian refers to each Custodian or all Custodians as the context requires.

(19)          Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may be amended by agreement between the Company and the Depositary. Any amendment that shall impose or increase any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs, and expenses of the Depositary in connection with conversion of foreign currency into U.S. dollars) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of such three months shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provision of applicable law.

(20)          Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by. mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have resigned, provided that no successor depositary shall have been appointed and accepted its appointment within such 90 days. After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered.

EXHIBIT B
TO
DEPOSIT AGREEMENT
FORM OF INSTRUCTIONS TO DEPOSITARY
UPON DEPOSIT OF SHARES

Citibank, N.A.
111 Wall Street
New York, New York 10043

Dear Sirs:

Pursuant to Section 2.02 of the Deposit Agreement among Telefonica de Espana, S.A. ("Telefonica"), Citibank, N.A., as Depositary and the Holders of American Depositary Receipts dated as of November 13, 1996 (the "Deposit Agreement"), the following [Transfer Document/Transfer Documents representing] [and] [shares, each of] the capital stock of Telefonica, nominal value 500 pesetas each, are hereby deposited against issuance of American Depositary Shares evidenced by American Depositary Receipts pursuant to the Deposit Agreement:

Certificate or Technical Reference Number	Number of Shares

Please issue American Depositary Receipts] in the name[s] of and in the amount[s] listed below, and deliver [it/them] to the address[es] indicated:

Name	Number of American Depositary Shares	Delver To

Thank you for your attention to this matter,

Yours very truly, [Name of Depositor]

B-1

EXHIBIT C
TO
DEPOSIT AGREEMENT

FORM OF INSTRUCTIONS TO DEPOSITARY
FOR WITHDRAWAL OF SHARES

Citibank, N.A.
111 Wall Street
New York, New York 10043

Dear Sirs:

Pursuant to Section 2.05 of the Deposit Agreement among Telefonica de Espana, S.A. ("Telefonica"), Citibank, N.A., as Depositary and the Holders of American Depositary Receipts dated as of November 13, 1996 (the "Deposit Agreement"), the following American Depositary Receipts evidencing American Depositary Shares are hereby surrendered to you against receipt of [a Transfer Document/Transfer Documents representing] (and] [shares of] the capital stock of Telefonica, nominal value 500 pesetas each, pursuant to the Deposit Agreement:

American Depositary Receipt Certificate Number	Number of American Depositary Shares Evidenced Thereby

Please deliver [a Transfer Document/Transfer Documents] corresponding to the name[s] and amount[s] listed below to the address[es] indicated:

Name	Number of Shares	Delver To

Please deliver the .shares by delivering [physical certificates] [and] [a Transfer Document/Transfer Documents] representing such securities to the individuals named above int eh amounts and locations indicated.

Thank you for your attention to this matter.

Yours very truly, [Name of Holder]

C-1

EXHIBIT D
TO
DEPOSIT AGREEMENT
CHARGES OF THE DEPOSITARY

The charges of the Depositary, subject to Sections 5.09 and 6.0i of the Deposit Agreement, are as follows:

Service	Rate	By Whom Paid

(1) Delivery of Receipts against deposits of Shares	$5 per 100 American Depositary Shares or portion thereof	Person to whom Receipts are delivered

(2) Withdrawal of Deposited Securities against surrender of Receipts	$5 per 100 American Depositary Shares or portion thereof	Person surrendering Receipts

The Company will pay all other charges of the Depositary, plus reasonable expenses such as printing, translation, stationery, postage, insurance, cables, etc., incurred by the Depositary in the exercise of its duties and obligations under the Deposit Agreement, in accordance with agreements in writing entered into between the Depositary and the Company from time to time, except (a) stock transfer or other taxes and other governmental charges (which are payable by persons depositing Shares or Holders), (b) cable, telex, facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (c) transfer or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with the withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities) and (d) charges of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).

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